Exhibit 10.1

MICHAEL BAKER CORPORATION

KEY EMPLOYEE RETENTION PLAN

Michael Baker Corporation (the “Company”) hereby adopts this Plan for the benefit of key employees of the Company, as determined by the Compensation Committee of the Company’s Board of Directors, on the terms and conditions hereinafter set forth.

SECTION 1. DEFINITIONS. As hereinafter used:

1.1 “Board” means the Board of Directors of the Company.

1.2 “Cause” means that the Plan Administrator shall have determined, in its discretion, that (i) an Eligible Employee failed to substantially perform the Eligible Employee’s assigned duties or responsibilities, (ii) the Eligible Employee engaged in conduct that was or is injurious to the Company or its affiliates, (iii) the Eligible Employee violated a federal or state law or regulation or written policy of the Company, (iv) the Eligible Employee breached the terms of any confidentiality agreement or other agreement between Eligible Employee and the Company (or any affiliate of the Company), or (v) the Eligible Employee was charged with a felony or breach of fiduciary duty or the misappropriation of property belonging to, the Company or its affiliates.

1.3 “Committee” means the Compensation Committee of the Board.

1.4 “Eligible Employee” means any employee of the Company specifically designated by the Committee as a participant in and Eligible Employee under the Plan, and who has received a Retention Award Notice.

1.5 “Plan” means this Michael Baker Corporation Key Employee Retention Plan as it may be amended from time to time.

1.6 “Plan Administrator” means the person or persons appointed from time to time by the Committee.

1.7 “Retention Award” means an amount determined by the Committee, awarded to a specified Eligible Employee and set forth in a Retention Award Notice, provided however, that the total amount of Retention Awards may not exceed the cap thereon established from time to time by the Committee.

1.8 “Retention Award Notice” means a written notice letter advising an Eligible Employee of the grant of a Retention Award and specifying the amount of the Award.

1.9 “Retention Date” means March 1, 2014.

SECTION 2. RETENTION AWARD.

Subject to the terms hereof, the Company will pay the Retention Award to the Eligible Employee within ten business days following the earlier of (i) the Retention Date, subject to the Eligible Employee’s continued employment on the Retention Date, or (ii) the date on which the Company terminates the Eligible Employee’s employment without Cause prior to the Retention Date.

SECTION 3. PLAN ADMINISTRATION.

The Committee or, to the extent specifically determined in a resolution adopted by the Committee, the Plan Administrator, will administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan and any Retention Awards. All determinations made by the Plan Administrator will be final and binding on the Eligible Employee.

SECTION 4. PLAN MODIFICATION OR TERMINATION; MISCELLANEOUS.

4.1 The Plan may be amended, terminated or suspended by the Board at any time with respect to any or all Eligible Employees, provided however, that, subject to Section 3 hereof, the Plan may not be amended, terminated or suspended in any manner adverse to an Eligible Employee’s rights under or with respect to any Retention Award previously granted and accepted by such Eligible Employee.

4.2 Without limiting the generality or effect of any other provision of the Plan, any Award shall be cancelled without the payment of any consideration in the event that the Plan Administrator determines, in its discretion, that the Eligible Employee has voluntarily resigned or been terminated for Cause, or failed to maintain the confidentiality of the existence of an Award, the Plan or any of their respective terms (except that a recipient may disclose any such matters on a confidential basis to his tax preparer, spouse or the Plan Administrator).

SECTION 5. GENERAL PROVISIONS.

5.1 Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits will be construed as giving any Eligible Employee, or any person whomsoever, the right to be retained in the service of the Company or any subsidiary or affiliate of the Company and, except as required by law, no right or interest of any Eligible Employee under the Plan will be assignable or transferable by such Eligible Employee, in whole or in part, either directly or indirectly or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner. The Plan will not be funded.

5.2 The headings and captions herein are provided for reference and convenience only, will not be considered part of the Plan, and will not be employed in the construction of the Plan.

5.3 This Plan will be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof and to the extent not preempted by federal law, which will otherwise control.

5.4 All benefits hereunder will be reduced by applicable withholding and will be subject to applicable tax reporting, as determined by the Plan Administrator.